EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lucas Energy, Inc.
Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2011 relating to the audit of the consolidated financial statements of Lucas Energy, Inc. as of March 31, 2011 and 2010 and for the years ended March 31, 2011 and 2010 included in the Annual Report on Form 10-K.

/s/GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

January 27, 2012